UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.                Other Events.

On March 29, 2018, WildHorse Resource Development Corporation (the “Company”), through its wholly owned subsidiary, completed the sale of certain producing and non-producing oil and natural gas properties (including the Oakfield gathering system) in Harrison, Milam, Panola, Robertson, and San Augustine Counties, Texas and Bienville, Bossier, Cado, Claiborne, De Soto, Jackson, Lincoln, Ouachita, Red River, Sabine, and Webster Parishes, Louisiana to Tanos Energy Holdings III, LLC (the “NLA Divestiture”).

This Current Report on Form 8-K includes as Exhibit 99.1 pro forma financial statements for the six months ended June 30, 2018 reflecting the NLA Divestiture. These pro forma financial statements update and supplement the Company’s previously filed pro forma financial statements relating to the NLA Divestiture and are being filed to satisfy the requirements of Rule 11-01(a)(4) of Regulation S-X.

Item 9.01                   Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2018, including notes thereto, which gives effect to the NLA Divestiture, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1	WildHorse Resource Development Corporation’s Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: August 17, 2018